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Exhibit 99.5

SEALY CORPORATION

8% Senior Secured Third Lien Convertible Notes due 2016 Offered Pursuant to
Subscription Rights Distributed to Record Holders of Sealy Corporation

May 27, 2009

To Our Clients:

        Enclosed for your consideration are a Prospectus Supplement dated May 27, 2009, to the Prospectus dated April 9, 2009 (together, the "Prospectus"), the "Beneficial Owner Election Form" attached hereto, and the "Instructions as to Use of Sealy Corporation's Subscription Rights Certificates" relating to a rights offering (the "Rights Offering") by Sealy Corporation, a Delaware corporation ("Sealy"), of 8% Senior Secured Third Lien Convertible Notes due 2016 (the "Notes") pursuant to transferable subscription rights (the "Rights"). The Rights are being distributed to all holders of record of Sealy Corporation's common shares (the "Common Shares"), at 5:00 p.m., New York City time, on May 26, 2009 (the "Record Date"). The Rights and the Rights Offering are described in the Prospectus.

        In the Rights Offering, Sealy is offering an aggregate of 7,085,280 Notes. The Rights will expire, if not exercised, by 5:00 p.m., New York City time, on July 2, 2009, unless the period in which to exercise the Rights is extended in the sole discretion of Sealy (as it may be extended by Sealy, the "Expiration Date"). As described in the Prospectus, record holders of Common Shares will receive one Right for every Common Share owner of record at 5:00 p.m., New York City time, on the Record Date.

        Every 13 Rights will allow the holder thereof to subscribe for one Note with a subscription price and an initial principal amount of $25.00 (the "Subscription Price") and each Note will initially be convertible into 25 Common Shares at an effective conversion rate of $1 per share. Rights may only be exercised in increments of 13. Fractional Rights will not be issued in the Rights Offering. The Rights will be aggregated for all of the Common Shares a holder owns on the record date. To the extent you exercise your Rights in increments of less than 13, the Rights that exceed the multiple of 13 will be returned to you, together with any subscription price relating to such excess, without deduction or interest. Sealy will not issue fractional Notes or cash in lieu of fractional Notes.

        Sealy Holding LLC, Sealy's majority shareholder and an affiliate of Kohlberg Kravis Roberts & Co. L.P., has agreed, subject to certain conditions, to exercise all the Rights that are distributed to it in the Rights Offering, which Rights will cover $89,665,225 aggregate initial principal amount of the Notes, and to oversubscribe for all the Notes that are not subscribed for (after giving effect to the oversubscription privilege) upon the exercise of Rights distributed to Sealy's other stockholders in the Rights Offering.

        You are entitled to subscribe for additional Notes (up to the number of Notes for which they subscribed under their subscription privilege) at the same subscription price per Note if any Notes are not purchased as of the Expiration Date by other holders of Rights under their subscription privilege. You must have subscribed for the maximum number of Notes permitted by your subscription privilege in order to exercise your oversubscription privilege. Holders of Rights who submit oversubscription requests will receive their pro rata portion of the aggregate principal amount of any unsubscribed Notes allocated to each such oversubscribing holder in proportion to the relative size of its oversubscription request or such lesser amount as is set forth in the oversubscription request of such holder, subject to rounding and other adjustments. You must indicate on your Beneficial Owner Election Form whether and to what extent you elect to exercise your oversubscription privilege.

        The Rights will be evidenced by transferable subscription Rights certificates ("Subscription Rights Certificates") registered in the names of Recordholders. Once a holder has exercised its Rights to purchase Notes, such holder may only revoke such exercise prior to the Expiration Date by following the procedures set forth in the Prospectus. Rights not exercised prior to the Expiration Date will be null and void.

        THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON SHARES HELD BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF RIGHTS HELD BY US FOR YOUR ACCOUNT MAY BE MADE ONLY BY US ON YOUR BEHALF AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any Notes to which you are entitled pursuant to the terms and subject to the conditions set forth in the Prospectus. We urge you to read the Prospectus and other enclosed materials carefully before instructing us to exercise your Rights.

        Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise Rights on your behalf in accordance with the provisions of the Rights Offering should you so wish. The Rights Offering will expire at 5:00 p.m., New York City time, on July 2, 2009, unless extended.

        If you wish to have us, on your behalf, exercise the Rights for any Notes to which you are entitled, please so instruct us to act for you by timely completing, executing and returning to us the instruction form attached to this letter (including the portions(s) regarding payment of funds).

        With respect to any instructions to exercise Rights, the attached Beneficial Ownership Election Form must be completed and returned, and funds made available for payments, such that we have sufficient time to deliver appropriate forms and payments to the Subscription Agent to exercise Rights on your behalf prior to the Expiration Date.

        ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO NATIONAL CITY BANK, THE INFORMATION AGENT, AT THE FOLLOWING TOLL-FREE TELEPHONE NUMBER: (800) 622-6757. BANKS AND BROKERS PLEASE CALL COLLECT AT (216) 257-8663.

BENEFICIAL OWNER ELECTION FORM

        The undersigned acknowledge(s) receipt of your letter and the Prospectus Supplement dated May 27, 2009, to the Prospectus dated April 9, 2009 (together, the "Prospectus") of Sealy Corporation relating to the offering of its 8% Senior Secured Third Lien Convertible Notes due 2016 (the "Notes") pursuant to a rights offering. Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in your letter.

        With respect to any instructions to exercise Rights, the enclosed Beneficial Ownership Election Form must be completed and returned such that we have sufficient time to deliver appropriate forms and payments to the Subscription Agent to exercise Rights on your behalf prior to the Expiration Date.

        This will instruct the Subscription Agent whether to exercise the rights ("Rights") with respect to Shares held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus.

Box 1. ☐	Please DO NOT EXERCISE my Rights.
Box 2. ☐	Please EXERCISE my Rights as set forth below:
	Number of Notes to be Subscribed for		Price Per Note	Total Required Payment
Exercised Rights		×	U.S.$25	= U.S.$
	Number of Notes to be Oversubscribed for		Price Per Note	Total Required Payment
Exercised Rights		×	U.S.$25	= U.S.$
Box 3. ☐	Payment in the following amount is enclosed:			U.S.$
Box 4. ☐	Please deduct payment from the following account maintained by you as follows:

You may only exercise your oversubscription privilege up to the number of Notes for which you subscribed for under your subscription privilege.

Type of Account:
Account No.:
Amount to be deducted:	U.S.$
Date:
Signature(s):
Please type or print name(s) below:

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  Exhibit 99.5
8% Senior Secured Third Lien Convertible Notes due 2016 Offered Pursuant to Subscription Rights Distributed to Record Holders of Sealy Corporation